Exhibit 3.23

DELAWARE

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES ALABAMA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF APRIL, A.D. 2001, AT 2:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SUNFLOWER WASTE, LLC” TO “ADVANCED DISPOSAL SERVICES ALABAMA, LLC”, FILED THE TWENTIETH DAY OF APRIL, A.D. 2007, AT 5:42 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES ALABAMA, LLC”.

Jeffrey W. Bullock, Secretary of State
3378919 8100H	AUTHENTICATION: 9956803

121187130	DATE: 11-01-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

SUNFLOWER WASTE, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is Sunflower Waste, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 9th day of April, 2001.

SUNFLOWER WASTE, LLC

By: Charles C. Appleby Its: Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

I.	Name of Limited Liability Company: Sunflower Waste, LLC

2.

The Certificate of Formation of the limited liability company is hereby amended as follows: Article I—Name

The name of this Limited Liability Company is Advanced Disposal Services Alabama, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of April, A.D. 2007

By:
Authorized Person(s)

Name:	Charles C. Appleby – President
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